Exhibit 1.01

THOR INDUSTRIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2022

This is the Conflict Minerals1 Report (the “Report”) of THOR Industries, Inc. (“THOR”, the “Company”, “we”, “us”, or “our”) for the reporting period January 1, 2022 to December 31, 2022 pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, (the “Act”).

COMPANY AND PRODUCT OVERVIEW

THOR, through its operating subsidiaries, manufactures a wide variety of recreational vehicles and component parts in the United States and Europe and sells those vehicles and components, as well as related parts and accessories, primarily to independent, non-franchise dealers throughout the United States, Canada, and Europe.

For calendar year 2022, our recreational vehicle operating subsidiaries included Airstream, Inc., Heartland Recreational Vehicles, LLC, Jayco, Inc., KZRV, L.P., Keystone RV Company, Thor Motor Coach, Inc., Tiffin Motor Homes, Inc., VLRV, LLC, and Erwin Hymer Group SE. THOR is also the sole member of Postle Operating, LLC, a producer of extruded aluminum and specialized components for the recreational vehicle and other industries. THOR is also the sole shareholder of AirX Intermediate, Inc. (“Airxcel”). Airxcel manufactures a comprehensive line of high-quality RV products which are sold to original equipment manufacturers as well as consumers via aftermarket sales through dealers and retailers. Airxcel’s brands include Aqua-Hot, CAN, Coleman-Mach, DICOR Products, United Shade, Vixen Composites, Maxxair, MCD, Seal Design, Cleer Vision Windows, and Elkhart Composites. For purposes of this Report, any reference to products manufactured by or supplied to THOR shall include those products manufactured by and supplied to THOR’s operating subsidiaries.

The majority of THOR’s operating subsidiaries manufacture towable and motorized recreational vehicles. Our subsidiaries’ manufacturing processes mainly consist of the assembly of units and utilize products that may include, but are not limited to, electronics, electronic components, chassis, upholstery, flooring products, wood and wood-based products, adhesives, paint, mirrors, glass, plastic, fiberglass, plumbing components, heating and cooling components, furniture, aluminum, steel, extruded polystyrene, appliances, and other similar products. Postle Operating, LLC’s offerings include aluminum extrusions, powder coating and painting services, and specialized component fabrication and utilize products that may include, but are not limited to, aluminum, paint, steel, and other similar products. Airxcel provides industry-leading products in recreational vehicle heating, cooling, ventilation, cooking, window covering, side wall, and roofing materials.

In accordance with the Rule, THOR undertook efforts to determine whether the necessary Conflict Minerals in our products were sourced from the Democratic Republic of the Congo (the “DRC”) or an adjoining country. We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Conflict Minerals”).

[2]

OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://www.oecd.org/corporate/mne/GuidanceEdition2.pdf

THOR’s efforts also utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in THOR’s supply chain. THOR, as a purchaser of component parts, is many steps removed from the smelters and refiners that process minerals and ore. THOR does not purchase raw ore or unrefined Conflict Minerals and does not engage in business in the DRC or adjoining countries or purchase Conflict Minerals directly in those countries. As a result, THOR relies on its suppliers to provide origin information on Conflict Minerals contained in components or materials supplied to the Company. Similarly, our direct suppliers may rely on their suppliers for such information.

The statements below are based on the due diligence activities performed to date and in good faith by THOR and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements, which factors include, but are not limited to, incomplete supplier data or available smelter and refiner data, errors or omissions by suppliers or smelters and refiners, evolving definition and confirmation of smelters and refiners, incomplete information from industry or other third-party sources, continuing guidance regarding the Rule and Form SD, and other issues.

REASONABLE COUNTRY OF ORIGIN INQUIRY

THOR conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether Conflict Minerals supplied to our Company originated in the DRC or an adjoining country or were from recycled or scrap sources. However, our ability to determine the origin and chain of custody of Conflict Minerals is limited. While certain of our suppliers were able to identify the countries of origin of the tin, tantalum, tungsten, and/or gold included in the products that they sell to our subsidiaries, our due diligence efforts did not result in sufficient information to conclusively determine all of the countries of origin of the minerals in our products or to conclusively list relevant countries of origin. Based on our due diligence process and the information received, Annex I contains the list of the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products (or components thereof) manufactured by THOR’s relevant subsidiaries in the year ended December 31, 2022 who were identified in the reports submitted by our suppliers.

THOR’s efforts include:

•

Collecting supplier contact information and products lists from each of its subsidiaries and inputting such information into a third-party service provider’s platform (“Platform”) once contact information was obtained from relevant suppliers.

•

Requests for information were sent to suppliers who were asked to register with the service provider or in the alternative, provide a current Conflict Minerals Reporting Template (“CMRT”) available from the Responsible Minerals Initiative website.

•	Requests that were not responded to by the specified due date were sent a follow up request to register with the service provider or to provide a CMRT.

•	When a CMRT was received outside of the Platform, it was uploaded manually to keep all data in the Platform.

DUE DILIGENCE MEASURES PERFORMED BY THOR

THOR designed its overall Conflict Minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold.

Step 1: Establish Strong Company Management Systems

•

THOR established a Conflict Minerals team in 2013 to support its Conflict Minerals compliance and Conflict Minerals Policy and educated internal team members about Conflict Minerals disclosure requirements. The Conflict Minerals team consists of personnel from legal, finance (including purchasing), and information technology with decision-making authority to manage the data collection, review, and reporting processes. The Conflict Minerals team meets at least annually to review compliance status, strategy, performance metrics and other matters related to our Conflict Minerals program and reports to senior management annually. THOR has posted its Corporate Conflict Minerals Policy on our website at www.thorindustries.com.

•

THOR provided its Conflict Minerals Policy, educational materials and the disclosure requirements to our suppliers, as well as recommendations for developing, implementing, and documenting a Conflict Minerals compliance program.

•	THOR requires our suppliers to comply with our various policies and ethical matters including our Conflict Minerals Policy.

•	THOR engaged Conflict Minerals subject matter experts to assist with the due diligence and reporting process.

•	THOR maintains records relating to its Conflict Minerals program in accordance with the recommended record retention guidelines of five (5) years.

Step 2: Identify and Assess Risks in the Supply Chain

THOR engaged in a good-faith RCOI as described above to determine whether the necessary Conflict Minerals originated in the DRC or an adjoining country or were from recycled or scrap sources. With respect to the suppliers that indicated that their products contained Conflict Minerals that originated in the DRC or an adjoining country, THOR verified that the smelters and refiners identified by those suppliers are certified as conflict-free by the Conflict Free Smelter Program established by the EICC/GeSI. With respect to other suppliers, the Company is continuing the process of comparing the identified smelters and refiners with the EICC/GeSI’s list of conflict-free smelters and refiners, beginning with the suppliers whose products the Company determined are most likely to contain Conflict Minerals.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of the risk mitigation process, the Platform compares the smelters/processors collected from vendors to the conflict-free smelter lists published by the EICC/GeSI.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

THOR is a downstream manufacturer and is many steps removed from smelters and refiners who process minerals and ore. THOR does not purchase raw ore or unrefined Conflict Minerals. THOR supports the audits of smelters and refiners, but does not perform or direct audits of smelters and refiners within its supply chain and relies on its third-party service provider to verify the conflict-free status of smelters and refiners that source from the DRC or adjoining countries.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report has been filed with the Securities and Exchange Commission and is publicly available on our website, http://ir.thorindustries.com. THOR’s Conflict Minerals Policy is also available to the public on our website, http://ir.thorindustries.com.

DUE DILIGENCE RESULTS

Through requesting our suppliers to complete the Conflict Minerals Reporting Template, we determined that seeking information about Conflict Minerals smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain. Most of our supplier responses were provided at a company level. Many suppliers did not provide verifiable smelter or processing information or responded at a company-wide level which did not allow us to conclude that the Conflict Minerals were processed by any one particular facility. Based on the information provided by our suppliers, we could not identify how many of these smelters produced materials specifically used in our products. Therefore, it is possible that none of the materials from these smelters actually entered our supply chain.

STEPS TO IMPROVE DUE DILIGENCE

We continue to communicate our expectations and information requirements to our vendors. We also continue to monitor changes in circumstances that may impact relevant facts or our determinations. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of covered ores will increase and improve our knowledge. We continue to make inquiries to our vendors and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a vendor that needs improvement in its due diligence process, we intend generally to continue the trade relationship while that vendor improves its compliance program. We expect our vendors to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to the measures described above, the Company will undertake to review and enhance the reporting process as necessary to improve suppliers’ ability to accurately respond. We will also seek to improve our own internal supplier identification to improve proficiency in the inquiry and reporting process. The Company has taken steps to ensure Conflict Minerals’ compliance is a part of the standard terms required in all supply arrangements.

Annex I

Smelter/Refiner Name	Metal	Country
Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA
Advanced Chemical Company	Gold	UNITED STATES OF AMERICA
Aida Chemical Industries Co., Ltd.	Gold	JAPAN
Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES
Agosi AG	Gold	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL
Argor-Heraeus S.A.	Gold	SWITZERLAND
Asahi Pretec Corp.	Gold	JAPAN
Asahi Refining Canada Ltd.	Gold	CANADA
Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA
Asaka Riken Co., Ltd.	Gold	JAPAN
Aurubis AG	Gold	GERMANY
Bangalore Refinery	Gold	INDIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
Boliden AB	Gold	SWEDEN
C. Hafner GmbH + Co. KG	Gold	GERMANY
CCR Refinery—Glencore Canada Corporation	Gold	CANADA
Chimet S.p.A.	Gold	ITALY
Chugai Mining	Gold	JAPAN
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF
Dowa	Gold	JAPAN
Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN
Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN
Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
Geib Refining Corporation	Gold	UNITED STATES OF AMERICA
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA
Gold by Gold Colombia	Gold	COLOMBIA
Heimerle + Meule GmbH	Gold	GERMANY
Heraeus Metals Hong Kong Ltd.	Gold	CHINA
Heraeus Germany GmbH Co. KG	Gold	GERMANY
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN
Istanbul Gold Refinery	Gold	TURKEY
Italpreziosi	Gold	ITALY
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN
Japan Mint	Gold	JAPAN
Jiangxi Copper Co., Ltd.	Gold	CHINA

KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND
Kazzinc	Gold	KAZAKHSTAN
Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA
Kojima Chemicals Co., Ltd.	Gold	JAPAN
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
L’Orfebre S.A.	Gold	ANDORRA
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF
LT Metal Ltd.	Gold	KOREA, REPUBLIC OF
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
Materion	Gold	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	Gold	JAPAN
Metal Concentrators SA (Pty) Ltd.	Gold	SOUTH AFRICA
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
Metalor Technologies S.A.	Gold	SWITZERLAND
Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO
Mitsubishi Materials Corporation	Gold	JAPAN
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
NH Recytech Company	Gold	KOREA, REPUBLIC OF
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN
Nihon Material Co., Ltd.	Gold	JAPAN
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN
MKS PAMP SA	Gold	SWITZERLAND
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA
PX Precinox S.A.	Gold	SWITZERLAND
Planta Recuperadora de Metales SpA	Gold	CHILE
REMONDIS PMR B.V.	Gold	NETHERLANDS
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
Royal Canadian Mint	Gold	CANADA
SAAMP	Gold	FRANCE
SAFINA A.S.	Gold	CZECHIA
SEMPSA Joyeria Plateria S.A.	Gold	SPAIN
Sancus ZFS (L’Orfebre, SA)	Gold	COLOMBIA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA
Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN
SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF
T.C.A S.p.A	Gold	ITALY

TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN
Shandong Gold Smelting Co., Ltd.	Gold	CHINA
Tokuriki Honten Co., Ltd.	Gold	JAPAN
Torecom	Gold	KOREA, REPUBLIC OF
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM
United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA
Valcambi S.A.	Gold	SWITZERLAND
WIELAND Edelmetalle GmbH	Gold	GERMANY
Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA
Yamakin Co., Ltd.	Gold	JAPAN
Yokohama Metal Co., Ltd.	Gold	JAPAN
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA
D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	Tantalum	CHINA
FIR Metals & Resource Ltd.	Tantalum	CHINA
Global Advanced Metals Aizu	Tantalum	JAPAN
Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CHINA
TANIOBIS Co., Ltd.	Tantalum	THAILAND
QSIL Metals Hermsdorf GmbH	Tantalum	GERMANY
Materion Newton Inc.	Tantalum	UNITED STATES OF AMERICA
TANIOBIS Japan Co., Ltd.	Tantalum	JAPAN
TANIOBIS Smelting GmbH & Co. KG	Tantalum	GERMANY
TANIOBIS GmbH	Tantalum	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Jiangxi Tuohong New Raw Material	Tantalum	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
KEMET de Mexico	Tantalum	MEXICO
AMG Brasil	Tantalum	BRAZIL
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
Mineracao Taboca S.A.	Tantalum	BRAZIL
Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN
NPM Silmet AS	Tantalum	ESTONIA
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
QuantumClean	Tantalum	UNITED STATES OF AMERICA
Resind Industria e Comercio Ltda.	Tantalum	BRAZIL
Taki Chemical Co., Ltd.	Tantalum	JAPAN
Telex Metals	Tantalum	UNITED STATES OF AMERICA
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN

XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CHINA
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Alpha	Tin	UNITED STATES OF AMERICA
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	BRAZIL
CRM Synergies	Tin	SPAIN
CV Ayi Jaya	Tin	INDONESIA
CV Venus Inti Perkasa	Tin	INDONESIA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA
China Tin Group Co., Ltd.	Tin	CHINA
DS Myanmar	Tin	MYANMAR
Dowa	Tin	JAPAN
EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)
Estanho de Rondonia S.A.	Tin	BRAZIL
Fabrica Auricchio Industria e Comercio Ltda.	Tin	BRAZIL
Fenix Metals	Tin	POLAND
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA
Jiangxi New Nanshan Technology Ltd.	Tin	CHINA
Luna Smelter, Ltd.	Tin	RWANDA
Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA
Aurubis Beerse	Tin	BELGIUM
Aurubis Berango	Tin	SPAIN
Mineracao Taboca S.A.	Tin	BRAZIL
Minsur	Tin	PERU
Mitsubishi Materials Corporation	Tin	JAPAN
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA
PT Aries Kencana Sejahtera	Tin	INDONESIA
PT Artha Cipta Langgeng	Tin	INDONESIA
PT Babel Inti Perkasa	Tin	INDONESIA
PT Babel Surya Alam Lestari	Tin	INDONESIA
PT Bangka Prima Tin	Tin	INDONESIA
PT Bangka Serumpun	Tin	INDONESIA
PT Bukit Timah	Tin	INDONESIA
PT Cipta Persada Mulia	Tin	INDONESIA

PT Menara Cipta Mulia	Tin	INDONESIA
PT Mitra Stania Prima	Tin	INDONESIA
PT Mitra Sukses Globalindo	Tin	INDONESIA
PT Premium Tin Indonesia	Tin	INDONESIA
PT Prima Timah Utama	Tin	INDONESIA
PT Putera Sarana Shakti (PT PSS)	Tin	INDONESIA
PT Rajawali Rimba Perkasa	Tin	INDONESIA
PT Refined Bangka Tin	Tin	INDONESIA
PT Sariwiguna Binasentosa	Tin	INDONESIA
PT Stanindo Inti Perkasa	Tin	INDONESIA
PT Sukses Inti Makmur	Tin	INDONESIA
PT Timah Tbk Kundur	Tin	INDONESIA
PT Timah Tbk Mentok	Tin	INDONESIA
PT Tommy Utama	Tin	INDONESIA
Resind Industria e Comercio Ltda.	Tin	BRAZIL
Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA
Thaisarco	Tin	THAILAND
Tin Technology & Refining	Tin	UNITED STATES OF AMERICA
White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CHINA
HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
Ma’anshan Weitai Tin Co., Ltd.	Tin	CHINA
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	VIET NAM
PT Rajehan Ariq	Tin	INDONESIA
A.L.M.T. Corp.	Tungsten	JAPAN
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CHINA
China Molybdenum Tungsten Co., Ltd.	Tungsten	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA
Cronimet Brasil Ltda	Tungsten	BRAZIL
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CHINA
Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CHINA
Hubei Green Tungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
Global Tungsten & Powders LLC	Tungsten	UNITED STATES OF AMERICA
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
H.C. Starck Tungsten GmbH	Tungsten	GERMANY
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA
Japan New Metals Co., Ltd.	Tungsten	JAPAN

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA
Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA
Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA
Lianyou Metals Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
Masan High-Tech Materials	Tungsten	VIET NAM
Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA
Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
TANIOBIS Smelting GmbH & Co. KG	Tungsten	GERMANY
Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
KGETS Co., Ltd.	Tungsten	KOREA, REPUBLIC OF
Tungsten Vietnam Joint Stock Company	Tungsten	VIET NAM